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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) November 22, 2000


                                HEALTHRITE, INC.
             (Exact name of registrant as specified in its charter)


               Delaware                    000-23016             13-3714405
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(State or other jurisdiction        (Commission File Number)   (IRS Employer
 of incorporation or organization)                              Ident. No.)


11445 Cronhill Drive, Owing Mills, Maryland                          21117
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  (Address of principal executive offices)                        (Zip Code)


        Registrant's telephone number, including area code (410)-581-8042
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         (Former name or former address, if changed since last report.)


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                              Item 5. Other Events

 On November 22, 2000, HealthRite, Inc. completed and closed on a new financial package on more favorable terms that will adequately fund its business plan for 2001. GE Capital has loaned Jason Pharmaceuticals, Inc. $300,000 secured by equipment with a 4-year term at a fixed rate of 11.75% interest. A stockholder has invested $250,000 cash in the Company on a private placement of Series A secured debt convertible to common stock with a 12% interest rate payable in cash or stock annually or at conversion at the option of the holder. This Series A secured debt is secured by the intangible Medifast(R) trademarks. The investor also received a 150,000 stock option priced at $0.25 per share with a sales and marketing consulting agreement providing consulting services as it related to the Company's Medifast(R) branded products.

The Company also has received an asset-based line of credit of $500,000 with Star Financial Limited Partnership secured by receivables and inventory. The CEO of Jason Pharmaceuticals, Inc. and his family provided a personal guarantee to complete this financing arrangement. For their guarantee, the Board of Directors approved, and the Company has agreed to issue, 1,000,000 shares of common stock at par value to the Chairman of the Board and his family. The stock is issued in recognition of his efforts in turning around the Company and for the risk of the personal guarantee required to complete this financial package which is advantageous to the Company. The personal guarantee of this new financial package is necessary because the "going concern" issued by the independent auditors of the fiscal year 1999 10-K prevented the Company from having sufficient capital to fund its business plan.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         HEALTHRITE, INC.
                                            (Registrant)


                                         /S/  BRADLEY T. MACDONALD
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                                         Bradley T. MacDonald
                                         Chairman & CEO